Exhibit 10.2

               AMENDMENT TO EXCHANGE OF STOCK FOR ASSETS AGREEMENT


     THIS AMENDMENT TO EXCHANGE OF STOCK FOR ASSETS AGREEMENT ("Amendment") is made and entered into effective as of December 15, 2009, by and between Ciralight Global, Inc., a Nevada limited liability company ("Ciralight Global"), and George Adams, Sr., an individual ("Adams").

                              W I T N E S S E T H:

     WHEREAS, Ciralight Global and Adams entered into that certain Exchange of Stock for Assets Agreement as of April 1, 2009 ("Agreement"), pursuant to the terms and conditions of which Ciralight Global agreed to buy and Adams agreed to sell to Ciralight Global certain assets including, but not limited to, patents, artwork, trademarks, equipment, furniture, trade fixtures, databases, technical drawings, promotional materials, trade names and inventory parts related to the Suntracker One, Suntracker Two and other daylighting products previously distributed through Ciralight Global, Inc., a Utah corporation, which Adams secured through a legal foreclosure against Ciralight, Inc. ("Assets");

     WHEREAS, Adams has previously sold, assigned and transferred all of the Assets to Ciralight Global, except for the patents ("Patents");

     WHEREAS, Ciralight Global and Adams desire to amend the Agreement pursuant to the terms of this Amendment.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Ciralight Global and Adams do hereby agree as follows:

     1. Acceleration of Assignment of Title to Patents; Assginment of Promissory Note. Adams agrees to proceed with the immediate transfer and conveyance of Adams' title to the Patents and Ciralight Global agrees to proceed with the issuance of the remaining 400,000 restricted shares of Ciralight Global common stock due to Adams under the Agreement. Adams and Ciralight Global agree that the Promissory Note in the principal amount of $250,000 to be issued to Adams in exchange for the patents shall be convertible into 1,000,000 shares of Ciralight Global common stock at the request of the holder of such Promissory Note. This conversion feature will allow Ciralight Global to reduce its indebtedness. Upon receipt by Adams of the 400,000 shares of common stock and the Promissory Note, Adams will execute and deliver assignments necessary and in proper form so as to make Ciralight Global the sole owner of the title to said Patents. Said Promissory Note shall be in the form attached hereto as Exhibit "A" and incorporated herein by reference.

     2. Definitions. Unless otherwise defined in this Amendment or the context otherwise requires, each term used in this Amendment with its initial letter
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capitalized which has been specially defined in the Agreement shall have the same meaning herein as given to such term in the Agreement.

     3. Continuing Effect. Except as expressly modified by the terms and provisions of this Amendment, each of the terms and provisions of the Agreement are unchanged and continued in full force and effect.

     4. Parties Bound. This Amendment shall be binding upon the parties hereto and their respective successors and assigns.

     5. Counterparts. To facilitate execution, this Amendment may be executed in as many counterparts as may be convenient or required. It shall not be necessary that the signature of, or on behalf of, each party, or that the signature of all persons required to bind any party, appear on each counterpart. All counterparts shall collectively constitute a single instrument. It shall not be necessary in making proof of this Amendment to produce or account for more than a single counterpart containing the respective signatures of, or on behalf of, each of the parties hereto. Any signature page to any counterpart may be detached from such counterpart without impairing the legal effect of the signatures thereon and thereafter attached to another counterpart identical thereto except having attached to it additional signature pages. Delivery of an executed counterpart of this Amendment by facsimile transmission shall be binding upon the party executing and delivering such counterpart.

     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the day and year set forth above.

                                    CIRALIGHT GLOBAL:

                                    Ciralight Global, Inc.


                                    By: /s/ Randall Letcavage
                                       -------------------------------------
                                       Randall Letcavage, President

                                    ADAMS:



                                    By: /s/ George Adams, Sr.
                                       -------------------------------------
                                       George Adams, Sr.

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                                    Exhibit A

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED ("ACT"), OR UNDER THE SECURITIES LAWS OF ANY STATE. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND THE APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION OR EXEMPTION THEREFROM. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ANY APPLICABLE STATE SECURITIES LAWS.

                             CIRALIGHT GLOBAL, INC.

                  Prime Rate Plus 2% CONVERTIBLE NOTE DUE 2012

$250,000.00                                                    December 15, 2009

1. Principal and Interest. CIRALIGHT GLOBAL, INC., a corporation duly organized and existing under the laws of the State of Nevada ("Company"), for value received, hereby promises to pay to the order of George Adams, Sr., or any successor in interest registered on the books of the Company ("Holder") in lawful money of the United States at the address of the Holder set forth below, the principal sum of Two Hundred Fifty Thousand and 00/100 Dollars ($250,000.00) on December 15, 2012 ("Maturity Date") (unless earlier converted into shares of Common Stock (as hereinafter defined, as described in Section 2), together with simple interest from the date hereof, computed on the basis of a 360-day year of twelve 30-day months in arrears from the date of original issuance hereof or for the most recent date to which interest has been paid or duly provided for, on December 15, 2012, at the rate of Wall Street Journal Prime Rate per annum until the principal hereof is paid or made available for payment.

Upon payment in full of all principal and interest payable hereunder or conversion as provided in Section 2, this Note shall be surrendered to the Company for cancellation.

2. Conversion.

     (a) Holder's Right to Convert. Subject to and upon compliance with the provisions of this Section 2, the Holder of this Note shall be entitled, at his option, to convert the entire principal amount of this Note into shares of the Company's common stock ("Common Stock") at the conversion price ("Conversion Price") of $.25 for each share of Common Stock (appropriately adjusted for any combination, consolidation, stock split or other recapitalization).

     (b) Automatic Conversion. This Note shall be automatically converted into shares of Common Stock at the Conversion Price immediately upon the closing of a merger with or into any other corporation, or a reorganization, or a sale or conveyance of all or substantially all of its assets to any other entity in a transaction in which the stockholders of the Company immediately before the

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transaction own immediately after the transaction less than a majority of the outstanding voting securities of the surviving entity (or its parent).

     (c) Mechanics of Conversion. Before any Holder of this Note shall be entitled to convert the same into shares of Common Stock, he shall surrender this Note at the office of the Company or of any transfer or conversion agent for this Note and shall deliver the conversion notice to the Company (which shall be irrevocable) at such office that he elects to convert the same. If so required by the Company, this Note and the Conversion Notice shall also be accompanied by proper assignments thereof to the Company or in blank for transfer and any requisite federal and state transfer taxes. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such Holder of this Note certificate(s) for the number of full shares of Common Stock to which such Holder shall be entitled as aforesaid and a check or cash in respect of any fraction of a share of Common Stock issuable upon such conversion. Such conversion shall be deemed to have been made immediately prior to the close of business on the date of such surrender of this Note to be converted.

     (d) Reservation of Stock Issuable Upon Conversion. The Company shall at all times reserve and keep available out of its authorized but unissued shares of Common Stock solely for the purpose of effecting the conversion of this Note such number of its shares of Common Stock as shall from time to time be sufficient to effect the conversion in full of this Note; and if at any time the number of authorized but unissued shares of Common Stock shall not be sufficient to effect the conversion in full of this Note, the Company will take such corporate action as may, in the opinion of its counsel, be necessary to increase its authorized but unissued shares of Common Stock to such number of shares as shall be sufficient for such purpose.

     (e) No Rights as Stockholder. This Note does not entitle the Holder to any voting rights or other rights as a stockholder of the Company prior to the conversion hereof.

3. Place of Payment. All payments due to the Holder hereunder shall be paid to the Holder at the address which the Holder shall have given written notice to the Company.

4. Events of Default and Remedies. If any of the following events of default (individually, an "Event of Default") shall occur for any reason whatsoever (and whether it shall be voluntary of involuntary or occur or be affected by operation of law or otherwise):

     (a) The Company fails to make payment when due of any principal or interest payable under this Note, and such failure continues for a period of ten days after written notice that such payment is due and unpaid;

     (b) The Company defaults in the observance or performance of any material agreement or condition under this Note, and such default continues for a period of 30 days after written notice or such default is given to the Company by the Holder.

     (c) Any representation or warranty made by the Company to Holder or Holder's representative(s) shall prove to have been false in any material respect on the date when made;

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     (d) The Company shall default under any material agreement for borrowed money which causes the other party thereto to accelerate such obligation;

     (e) The Company shall: (i) file, or consent by answer or otherwise to the filing against it of a petition for relief or reorganization or arrangement or any other petition in bankruptcy or insolvency law of any jurisdiction; (ii) make an assignment for the benefit of its creditors; (iii) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers of itself or of any substantial part of its property; (iv) be adjudicated insolvent or be liquidated; or (v) take appropriate action for the purpose of any of the foregoing; or

     (f) A court or governmental authority of competent jurisdiction shall enter an order appointing a custodian, receiver, trustee or other officer with similar powers with respect to the Company or any substantial amount of its properties, or if an order for relief with respect to the Company shall be entered in any case of proceeding for liquidation or reorganization or otherwise to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding up of liquidation of the Company, of if any petition for any such relief shall be filed against the Company, and such order or petition shall not be dismissed or stayed within 70 days after the date of such filing, then automatically upon the occurrence of such Event of Default the entire unpaid principal amount of, and the unpaid accrued interest on this Note shall become immediately due and payable.

5. Additional Remedies. If any Event of Default hereunder shall have occurred, the Holder may proceed to protect and enforce its rights under this Note by exercising such remedies as are available to it in respect thereof under the terms of this Note or applicable law, either by suit in equity or by action at law, or both, whether for specific performance of any agreement contained in this Note or in aid of the exercise of any power granted in this Note. No remedy is intended to be exclusive and each such remedy shall be cumulative.

6. Attorney Fees. If the indebtedness represented by this Note or any part thereof is collected in bankruptcy, receivership or other judicial proceedings or if this Note is placed in the hands of attorneys for collection after default, the Company agrees to pay, in addition to the principal and interest payable hereunder, reasonable attorneys' fees and costs incurred by the Holder.

7. Notice. All notices, reports and other communications required or permitted hereunder shall be in writing and may be delivered in person, by telecopy with written confirmation, overnight delivery service or U.S. mail, in which event it may be mailed by first-class, certified or registered, postage prepaid, addressed to the Holder at its address as shown on the books of the Company or to the Company at 2603 Main Street, Suite 1150, Irvine, CA 92614, Attention:
Randall Letcavage, President.

Each such notice, report or other communication shall for all purposes under this Note be treated as effective or having been given when delivered, if delivered personally or, if sent by mail, at the earlier of its receipt or five days after the same has been deposited in a regularly maintained receptacle for the deposit of the United States mail, addressed and mailed as aforesaid or, if sent by telecopier with written confirmation, at the earlier of: (i) 24 hours after confirmation transmission by the sending telecopier machine; or (ii) delivery of written confirmation.

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9. Governing Law. This Note is being delivered in and shall be construed in accordance with the laws of the State of California, without regard to the conflicts of laws provisions thereof.

IN WITNESS WHEREOF, and intending to be legally bound hereby, the Company has caused this Note to be executed and delivered by its proper and duly authorized officers as of the date first above written.


CIRALIGHT GLOBAL, INC.



By: /s/ Randall Letcavage
   --------------------------------
   Randall Letcavage, President


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